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                                                                   EXHIBIT 10.55


                        ADDENDUM TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM is entered into effective as of December 31, 1999 (the "EFFECTIVE DATE") by and between Enterprise Profit Solutions Corporation, a Delaware corporation (the "COMPANY") and wholly owned subsidiary of EPS Solutions Corporation, a Delaware corporation ("EPS"), and David H. Hoffmann ("EMPLOYEE").

         WHEREAS, the Company, EPS and Employee entered into an Employment Agreement (the "EMPLOYMENT AGREEMENT") on November 24, 1999 and a First Employment Agreement Amendment dated December 31, 1999.

         WHEREAS, the parties wish to modify said Employment Agreement.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. The third sentence in Paragraph 4(d) of the Employment Agreement which currently reads as follows: "At the Employee's option, at any time before the termination date, the Employee may receive from the Company any or all equity fees as a bonus" shall be amended to read as follows: "At the Employee's option, at any time before the termination date, the Employee may receive from the Company any or all equity fees as additional incentive compensation".

         2. Subsection B of the First Employment Agreement Amendment which reads as follows: "In March 2000, the board of directors of EPS authorized the payment of $1.2 million to Hoffmann Investment Company, Inc., an entity controlled by Employee, in exchange for, among other things, Employee forfeiting his right to receive as a bonus certain private equity fees received by the Company through executive search services performed by the Company through its DHR division, all as more particularly described below" is hereby deleted.

         3. Subsection 3 of the First Employment Agreement Amendment which currently reads as follows: "Retained Equity. The Company acknowledges and agrees that the Equity Fees reflected in the Company's 1999 accounting records as RETAINED EQUITY has not been forfeited by Employee and that Employee has received the Retained Equity as a bonus in accordance with Section 4(d) of the Employment Agreement" shall be amended to read as follows: "Retained Equity. The Company acknowledges and agrees that the Equity Fees reflected in the Company's 1999 accounting records as RETAINED EQUITY has not been forfeited by Employee and that Employee has received the Retained Equity as additional incentive compensation in accordance with Section 4(d) of the Employment Agreement"

         4. Subsection 4 of the First Employment Agreement Amendment which currently reads as follows: "Future Equity. The company acknowledges and agrees that this Agreement shall in no way effect Employee's rights pursuant to Section 4(d) of the Employment Agreement to receive as a bonus Equity Fees received by the Company after January 1, 2000 and prior to the Termination Date" shall be amended to read as follows: "Future Equity. The company acknowledges and agrees that this Agreement shall in no way effect Employee's rights pursuant to Section 4(d) of the Employment Agreement to receive as additional incentive compensation Equity Fees received by the Company after January 1, 2000 and prior to the Termination Date."

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum as of the date set forth above.


EMPLOYEE                                 THE COMPANY

                                         Enterprise Profit Solutions Corporation
                                         EPS Solutions Corporation


Signature:                               By:
          -----------------------------     ------------------------------------
Printed Name: David H. Hoffmann          Name: Michael Goldstein
                                         Title: Director


                                         By:
                                            ------------------------------------
                                         Name: Early Price Pritchett III
                                         Title: Director